                                                                    EXHIBIT 99.3

                        MICROELECTRONIC PACKAGING, INC.
                            STOCK OPTION AGREEMENT
                            ----------------------

                                 WITNESSETH:
                                 ----------

RECITALS
--------

  A. The Corporation's 1993 Stock Option/Stock Issuance Plan, as amended and restated through April 10, 1997 (the "Plan"), has been implemented for the purpose of attracting and retaining the services of key employees (including officers and directors), non-employee Board members and consultants and other independent advisors.

  B. Optionee is an individual who is to render valuable services to the Corporation or one or more parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock") under the Plan.

  NOW, THEREFORE, it is hereby agreed as follows:

  1.  Grant of Option.  Subject to and upon the terms and conditions set forth
      ---------------
in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. Such Option Shares shall be purchasable from time to time during the option term at the exercise price (the "Exercise Price") specified in the Grant Notice.

  2.  Option Term.  This option shall expire at the close of business on the
      -----------
expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 6.

  3.  Limited Transferability.  This option shall be exercisable only by
      -----------------------
Optionee during Optionee's lifetime and shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death.

  4.  Exercisability.  This option shall become exercisable for the Option
      --------------
Shares in accordance with the exercise schedule specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 19. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

  5.  Cessation of Service.  The option term specified in Paragraph 2 shall
      --------------------
terminate (and this option shall cease to remain outstanding) prior to the Expiration Date in accordance with the following provisions:

         a. This option shall immediately terminate and cease to remain outstanding for any Option Shares for which it is not exercisable at the time of Optionee's cessation of Service (as defined below).

         b. Should Optionee cease Service for any reason other than death while this option remains outstanding, then Optionee shall have a ninety (90)-day period measured from the date of such cessation of Service in which to exercise this option to the extent outstanding at the time. In no event, however, may this option be exercised at any time after the specified Expiration Date of the option term.

         c. Should Optionee die while in Service or during the ninety (90)-day period following his or her cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option to the extent outstanding at the time. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (i) the expiration of the six (6)-month period measured
     -------
     from the date of Optionee's death or (ii) the Expiration Date.

         d. During the applicable period of post-Service exercisability under subparagraphs b through c above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

         e. Should (i) Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.

         f. For purposes of this Agreement, the following definitions shall be in effect:

         Optionee shall be deemed to remain in Service for so long as such individual performs services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                                      2.

            Optionee shall be considered to be an Employee for so long as such individual performs services while in the employ of the Corporation or any parent or subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

            A corporation shall be considered to be a subsidiary of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            A corporation shall be considered to be a parent of the Corporation if it is a member of an unbroken chain ending with the Corporation provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


        6.  Corporate Transaction/Change in Control.
            ---------------------------------------

            a. In the event of any of the following shareholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

               (1) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

               (2) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

               (3) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital

                                      3.

stock of the successor corporation or parent thereof or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at the time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same vesting schedule in effect for those Option Shares pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

            b. This option shall terminate immediately after the consummation of such Corporate Transaction, except to the extent the option is expressly assumed by the successor corporation or parent thereof.

            c. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7.  Adjustment in Option Shares.
            ---------------------------

            a. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class effected without the Corporation's receipt of consideration, the Plan Administrator shall make appropriate adjustments to
(i) the number and/or class of securities subject to this option and (ii) the Exercise Price payable per share in order to prevent any dilution or enlargement of rights and benefits hereunder. Such adjustments shall be final, binding and conclusive.

            b. If this option is to be assumed in connection with any Corporate Transaction under Paragraph 6 or is otherwise to continue outstanding, then this option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable hereunder shall remain the
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same.

        8.  Privilege of Stock Ownership. The holder of this option shall not
            ----------------------------
have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Exercise Price for the purchased Option Shares.

        9.  Manner of Exercising Option.
            ---------------------------

            a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                                      4.

      (1) Deliver to the Corporate Secretary of the Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares to be purchased under the exercised option.


      (2) Pay the aggregate Exercise Price for the purchased shares through one or more of the following alternatives:


          (a) full payment in cash or by check made payable to the Corporation's order;

          (b) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

          (c) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

          (d) full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide concurrent irrevocable instructions to (i) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

      (3) Furnish to the Corporation appropriate documentation that the person or persons exercising this option (if other than Optionee) have the right to exercise the option.

      (4) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                                      5.

         b. For purposes of this Agreement, the Exercise Date shall be the date on which the executed Exercise Notice shall have been delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased shares must accompany such Exercise Notice.

         c. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (1) If the Common Stock is at the time traded on the Nasdaq Electronic Bulletin Board, the Fair Market Value shall be the average of the highest bid price and the lowest asked price per share on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq Electronic Bulletin Board. If there are no reported bid or asked prices for the Common Stock on the date in question, then the average of the highest bid price and the lowest asked price on the last preceding date for which such quotations exist shall be determinative of the Fair Market Value.

            (2) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

            (3) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         d. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the purchased Option Shares.

         e. In no event may this option be exercised for any fractional share.

                                      6.

  10.  Governing Law.  The interpretation, performance and enforcement of this
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Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws provisions.

  11.  Compliance with Laws and Regulations.  The exercise of this option and
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the issuance of Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any securities exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

  12.  Successors and Assigns.  Except to the extent otherwise provided in
       ----------------------
Paragraph 3 or 5, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs and legal representatives of Optionee and the successors and assigns of the Corporation.

  13.  Liability of Corporation.  The inability of the Corporation to obtain
       ------------------------
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation shall use its best efforts to obtain all such approvals.

  14.  No Employment/Service Contract.  Nothing in this Agreement or in the Plan
       ------------------------------
shall confer upon Optionee any right to continue in the Service of the Corporation (or any parent or subsidiary employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any such parent or subsidiary) or of Optionee, which rights are hereby expressly reserved by each party, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

  15.  Notices.  Any notice required to be given or delivered to the Corporation
       -------
under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporation's principal offices at 9350 Trade Place, San Diego, California 92126. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

  16.  Construction.  This Agreement and the option evidenced hereby are made
       ------------
and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

  17.  Additional Terms Applicable to an Incentive Stock Option.  In the event
       --------------------------------------------------------
this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                                      7.

        a. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death.

        b. If this option is to become exercisable in a series of installments as indicated in the Grant Notice, no such installment shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the shares of the Corporation's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for those excess shares in such calendar year as a non-statutory option.

        c. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the number of shares of the Corporation's Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the shares of Common Stock or other securities for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the number of shares of Common Stock for which this option first becomes exercisable in the calendar year of such Corporate Transaction exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, the option may nevertheless be exercised for the excess shares in such calendar year as a non-statutory option.

        d. Should Optionee hold, in addition to this option, one or more other options to purchase shares of the Corporation's Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

  18.  Excess Shares.  If the Option Shares covered by this Agreement exceed, as
       -------------
of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

                                      8.

                                 EXHIBIT I
                                 ---------


                      NOTICE OF EXERCISE OF STOCK OPTION
                      ----------------------------------

  I hereby notify Microelectronic Packaging, Inc. (the "Corporation") that I elect to purchase ____________________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_____ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1993 Stock Option/Stock Issuance Plan on ____________________, 199__ to purchase up to ___________ shares of the
Corporation's Common Stock.

  Concurrently with the delivery of this Exercise Notice to the Corporate Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Shares.


__________, 199__
Date




                              ------------------------------------------------
                              Optionee

                              Address:
                                        --------------------------------------

                                        --------------------------------------


Print name in exact manner
it is to appear on the
stock certificate:            ------------------------------------------------


Address to which certificate
is to be sent, if different
from address above:           ------------------------------------------------

                              ------------------------------------------------

Social Security Number:       ------------------------------------------------